Exhibit 23.4

Stikeman Elliott LLP    Barristers & Solicitors
5300 Commerce Court West, 199 Bay Street, Toronto, Canada  M5L 1B9

Tel: (416) 869-5500    Fax: (416) 947-0866    www.stikeman.com

February 5, 2007 File No.: 121417.1001
Merge Technologies Incorporated 6737 West Washington Street Suite 2250 Milwaukee, WI 53214-5650 U.S.A.

Dear Sirs/Mesdames:

Re:          Offering of Common Stock

Reference is made to the Registration Statement on Form S-1 filed by Merge Technologies Incorporated (the “Company”) with the Securities and Exchange Commission (the “Registration Statement”), relating to the Company’s proposed issuance of up to 4,568,161 shares of common stock in exchange for exchangeable shares of Merge Cedara ExchangeCo Limited, as described in greater detail in the Registration Statement.

We hereby consent to the use of our firm name in the Registration Statement under the headings “Material Canadian Federal Income Tax Considerations” and “Legal Matters”.

Yours truly,

Stikeman Elliott LLP	TORONTO

MONTREAL

OTTAWA

CALGARY

VANCOUVER

NEW YORK

LONDON

SYDNEY

/efr